EXHIBIT 99.1




For Immediate Release                    Contact: William J. Small
                                                  Chairman, President and CEO
                                                  First Defiance Financial Corp.
                                                  (419) 782-5015
                                                  bsmall@first-fed.com
                                                  --------------------

                FIRST DEFIANCE ANNOUNCES SECOND QUARTER EARNINGS


          HIGHLIGHTS

     o Second quarter 2003 net income was $2.9 million or $.46 per diluted share.
     o Gains from sale of mortgage loans totaled $2.5 million for the 2003 second quarter and $4.3 million for the six month period ended June 30, 2003, increases of 358% and 301% respectively from 2002 amounts.
     o Asset quality remains strong. Net charge-offs just $172,000 for 2003 second quarter. Year-to-date charge-offs just $79,000 after first-quarter net recoveries.
     o Total assets grow to $1.05 billion following June 2003 branch acquisition.
     o Net interest margin declines just 1 basis point from 2003 first quarter.

          DEFIANCE, OHIO (July 21, 2003) -


                                  FlashResults
                  First Defiance Financial Corp. (Nasdaq: FDEF)
                  (Numbers in Thousands, Except Per Share Data)

                                                  2Q 2003    1Q 2003   2Q 2002
    Tax-equivalent Net Interest Income             $7,074    $6,661     $5,908
    Net Income from Continuing Operations          $2,879    $2,718     $1,386
    EPS from Continuing Operations                 $  .46    $  .43     $  .21
    Net Income                                     $2,879    $2,718     $8,718
    Net Income per Share                           $  .46    $  .43     $ 1.30

     First Defiance Financial Corp. (NASDAQ: FDEF) today announced net income of $2.9 million or $.46 per diluted share for the quarter ended June 30, 2003 compared to $8.7 million or $1.30 per share for the second quarter of 2002. The 2002 amount includes $7.3 million ($1.09 per share) of income from discontinued operations related primarily to the gain from the sale of the Company's Leader Mortgage subsidiary (The Leader) to US Bank on April 1, 2002. First Defiance's income from continuing operations for the second quarter of 2002 was $1.4 million or $0.21 per share.

     Net income for the six-month period ended June 30, 2003 was $5.6 million or $0.89 per share compared to $11.4 million or $1.71 for the same period in 2002. The 2002 amount includes discontinued operations of $9.3 million or $1.46 per share. Income from continuing operations for the first six months of 2002 before the cumulative effect of a change in accounting for goodwill was $2.3 million or $0.34 per share.

     The results for the second quarter of 2003 include 24 days of operations of three branches that First Defiance acquired on June 6, 2003 from RFC Banking Company, a subsidiary of Rurban Financial Corp. Those branches, which are located in Findlay, Ottawa and McComb, Ohio, added $87.2 million in loans and $165.7 million in deposits to First Defiance's balance sheet.


Continuing Operations Increase Due Primarily to Mortgage Gains, Increase in Net Interest Income

     The increase in income from continuing operations in 2003 compared to 2002 for both the second quarter period and the six month period is due in part to a large increase in gains from the sale of mortgage loans. Gains from the sale of mortgage loans totaled $2.5 million for the second quarter of 2003 compared to $549,000 for the second quarter of 2002, an increase of 358.1%. For the year-to-date period, gains from the sale of mortgage loans totaled $4.3 million compared to $1.1 million during the first half of 2002, an increase of 301.5%.

     "Our mortgage origination activity for the first six months has been amazing," said William J. Small, First Defiance Chairman, President and Chief Executive Officer. "We originated a total of 1,890 mortgages during the first half of 2003 with balances totaling $186.5 million. That compares to 793 mortgages with balances of just $75.0 million originated during the first two quarters of 2002. It's a tribute to our lenders and to our loan-processing department that we've handled this kind of volume without significant increases in staffing. We also have improved our pipeline management and are realizing more efficient pricing on the sale of the loans and therefore better gains."

     In addition to the increase from mortgage loan sales, First Defiance's net interest income for the three months ended June 30, 2003 increased to $6.8 million from $5.6 million for the same period in 2002. This increase is due to the growth in loans outstanding, which averaged $633.8 million for the 2003 second quarter compared to $511.2 million for the same period in 2002, and to a substantial decline in the cost of funds between the 2002 and 2003 second quarters. The growth in loans has been primarily in the commercial loan and non-residential real estate loan categories, which increased from $80.8 million and $191.5, million respectively, at June 30, 2002 to $107.5 million and $272.4 million at June 30, 2003, excluding the loans acquired as part of the branch acquisition. An additional $16.8 million of commercial loans and $35.4 million of non-residential real estate loans were acquired as part of that branch transaction. The growth in loan balances over the last year improved the overall mix of the First Defiance balance sheet as it was funded with excess cash realized following the sale of The Leader. Interest-earning deposits on First Defiance's balance sheet were $96.3 million for the second quarter of 2002 immediately following the sale of The Leader at a yield of just 1.70%. With the growth in loans, the average balance of interest-earning deposits has dropped to just $24.7 million for the second quarter of 2003.

     The increased interest income from the improved asset mix has been partially offset by lower yields in both the loan and investment portfolios. The tax-equivalent yield on loans has declined from 7.17% for the quarter ended June 30, 2002 to 6.35% for the same period in 2003. Also, the tax equivalent yield on the Company's investment portfolio dropped 59 basis points, from 5.43% for the three months ended June 30, 2002 to 4.84% for the three months ended June 30, 2003. During that same period, the Company's cost of deposits dropped 84 basis points, to 2.27% for the three months ended June 30, 2003 from 3.11% for the quarter ended June 30, 2002. Also, the average cost of Federal Home Loan Bank Advances, which are primarily fixed rate, dropped to 4.91% for the three months ended June 30, 2003 from 5.16% for the three months ended June 30, 2002 due to the addition of several lower cost advances during late 2002 and early 2003. Overall, First Defiance's tax-equivalent net interest margin increased to 3.36% for the 2003 second quarter from 2.99% in the same period in 2002.

     The 3.36% net interest margin represented just a one basis point drop from the 3.37% net interest margin reported for the previous quarterly period ended March 31, 2003. The slight quarter over quarter decline is primarily the result of an increase in low yielding liquidity securities, primarily interest-earning deposits, which increased from an average balance of $6.9 million in the 2003 first quarter to $24.7 million in the 2003 second quarter. That increase was caused by accelerated prepayments in the securities portfolio and liquidity acquired as part of the branch acquisition. Overall, comparing the 2003 second quarter to the 2003 first quarter, yields on earning assets fell 19 basis points, while the cost of funds dropped 24 basis points.

     "While our margin has held up fairly well in this interest rate environment compared with prior periods, it continues to be a concern," commented Mr. Small. "This rate environment has generated substantial earnings for us in the mortgage loan area, but it has also caused our net interest margin to be lower than where we thought it would be based on the change in mix of our balance sheet. Our expectation is that interest rates will remain low and that our margin will stay in the same general range through the rest of 2003. While we believe mortgage volumes will continue to be strong through at least the third quarter, it will be a challenge for us to maintain our earnings at this level in this interest rate environment once those mortgage volumes return to more normal levels."

Credit Quality Remains Good, Non-Interest Income Grows

     First Defiance's provision for loan losses for the 2003 second quarter was $353,000 compared to $156,000 for the same period in 2002. Non-performing loans and non-performing assets were both $3.3 million at June 30, 2003, both $2.8 million at March 31, 2003 and $2.5 million and $2.7 million, respectively, at December 31, 2002. Net charge-offs for the 2003 second quarter were $172,000, compared to $61,000 for the same period of 2002. Net charge-offs to average loans was just 11 basis points (annualized) for the 2003 second quarter.

     "We continue to be very encouraged by the credit quality of our loan portfolio," said Mr. Small. "Our non-performing loans have remained low in a very soft economy and our charge-offs continue to be minimal. We also have conservatively accounted for the loans we acquired as part of our branch acquisition, discounting them by nearly $3 million as part of the allocation of the purchase price of the acquisition."

     Non-interest income for the three months ended June 30, 2003 totaled $5.3 million, which included the $2.5 million in gains from the sale of mortgage loans and an additional $288,000 of gains from the sale of securities. During the same period of 2002, non-interest income totaled $2.7 million of which $549,000 was due to gain from sale of mortgages. There were no securities gains in the second quarter of 2002. Excluding mortgage and securities gains, non-interest income increased from $2.2 million for the three months ended June 30, 2002 to $2.5 million for the same period of 2003. Service fee income increased by $178,000 or 18.6% between those periods, while commission income from insurance and securities sales increased by $140,000 or 16.9%.

Mortgage Servicing Amortization, Impairment Expense Increases

     Non-interest expense increased to $7.7 million for the three months ended June 30, 2003 from $6.3 million for the same period in 2002, an increase of 22.0%. Of the increase, $619,000 was due to an increase in the amortization of mortgage servicing rights. In addition, First Defiance recorded $366,000 of impairment of mortgage servicing rights during the 2003 second quarter, due to a decline in the market value of the Company's mortgage servicing portfolio in the face of falling interest rates. There was $168,000 of impairment recorded in the second quarter of 2002. Excluding amortization and impairment of mortgage servicing rights, non-interest expense increased by $571,000 or 9.5%. Compensation and benefits increased $482,000 or 13.8% between the two periods. The increase in compensation is due to wage increases of 4%, an addition of 13 staff members between June 30, 2002 and June 30, 2003 (excluding the branch acquisition), $58,000 in compensation expense related to the new branches for the 26 day period they were in operations, and a $139,000 increase (27%, including addition of new employees) in group health insurance costs.

Year-to-Date Results

     For the year-to-date period ended June 30, 2003, net interest income increased to $13.3 million from $11.3 million. That increase is due to significant growth in interest-earning assets as a result of the sale of The Leader and the reinvestment of the proceeds from that sale. Net interest margin for the six-month period ended June 30, 2003 was 3.37% compared to 3.43% for the same six-month period in 2002.

     Provision for loan losses for the first half of 2003 totaled $688,000 compared to $738,000 for the first half of 2002. Because of net recoveries of $93,000 in the 2003 first quarter, First Defiance's net charge-offs for the first six months of 2003 were just $79,000, compared to $258,000 for the first half of 2002. Net charge-offs to average loans for the first six months of 2003 were just one basis point (annualized).

     Non-interest income for the first six months of 2003 was $10.1 million compared to $5.2 million for the first six months of 2002. Excluding gains from mortgage sales of $4.3 million and $1.1 million for the first six months of 2003 and 2002, respectively, and gains from sale of securities of $919,000 in 2003 and a loss of $15,000 in 2002, non-interest income increased to $4.9 million during the first six months of 2003 from $4.1 million in the same period of 2002. Service fees increased by $396,000 to $2.1 million in the first half of 2003 from $1.8 million in 2002 and commissions from insurance and securities sales increased to $1.9 million in the first half of 2003 from $1.7 million for 2002.

     Non-interest expense for the six-month period ended June 30, 2003 was $14.7 million compared to $12.3 million for the first half of 2002, an increase of 19.6%. The $2.4 million increase included an increase in amortization and impairment of mortgage servicing rights of $1.4 million, to $1.9 million from $529,000. Excluding the impact of mortgage servicing rights, non-interest expense increased by $1.1 million, or 9.0%. Most of the remaining increase was in compensation and benefits, which increased to $7.7 million for the first half of 2003 from $6.8 million during the same period in 2002.

Acquisition Has Minimal Impact on Quarter, YTD Results; Assets Exceed $1 Billion

     The acquisition of the three branches had only a minor impact on the results of the quarter, as the transaction was completed in June and accounted for less than one month's activity. In total as a result of the acquisition, net interest income increased by $256,000, non-interest income increased by $18,000 and non-interest expense increased by $109,000, including $8,000 of amortization of the core deposit intangible.

     As of June 30, 2003, First Defiance reported total assets of $1.05 billion, total loans of $700.1 million, total deposits of $751.7 million and stockholders' equity of $121.6 million. At December 31, 2002, total assets were $884.2 million, total loans were $576.4 million, total deposits were $599.6 million and stockholders' equity was $120.1 million. As part of the branch acquisition, First Defiance's goodwill increased by $15.9 million and the Company also recorded a core deposit intangible of $772,000. The addition of those intangible assets caused the Company's tangible book value per share to fall from $18.35 at March 31, 2003 to $16.11 at June 30, 2003.

Outlook For Balance of 2003

     "We've been very pleased with what we've accomplished during the first-half of 2003," commented Mr. Small. "Our strategy has been to grow our community banking presence through acquisitions and through organic loan growth and we have been successful in both of those areas. The acquisition of the three branches from RFC was well executed by our operations staff and we look forward to opportunities to build on the solid relationships already established between those offices and their customers."

     "Looking ahead, we expect our margin will stay near the 3.40% that it's at today for the rest of year, which is less than where we originally hoped it would be," continued Mr. Small. "However, our earning assets are higher than we projected them to be, both because of the acquisition and because of greater than budgeted growth in commercial loans and in non-residential real estate loans. We expect that gains from the sale of mortgage loans will continue to be strong in the third quarter, though probably not at the levels they were in the just-completed quarter and we also expect that increases in other non-interest income will continue. On the expense side, our operating costs will increase due to the acquisition but if mortgage rates stabilize as expected, amortization of mortgage servicing rights will decline."

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EST) on Tuesday, July 22, 2003 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 1528378. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following Web address:
http://www.firstcallevents.com/service/ajwz383904312gf12.html.

     The audio replay of the Internet Web cast will be available at www.fdef.com
                                                                    ------------
until August 29, 2003.

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance and
Investments. First Federal operates 17 full service branches, one commercial loan production office and 23 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance company in the
Defiance, OH area and it also specializes in life and group health insurance.
For more information, visit the company's Web site at www.fdef.com.
                                                      -------------

                  -Financial Statements and Highlights Follow-

Safe Harbor Statement

Statements contained herein, including management's expectations, and Mr.
Small's comments, may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.




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Consolidated Balance Sheets
First Defiance Financial Corp.


                                                                    June  30,          December 31,       June 30,
(in thousands)                                                        2003                2002              2002
-------------------------------------------------------------------------------------------------------------------

Assets
Cash and cash equivalents
     Cash and amounts due from depository institutions              $    26,367       $    17,263       $    19,210
     Interest-bearing deposits                                           46,220            11,395            62,335
                                                                    -----------       -----------       -----------
                                                                         72,587            28,658            81,545

Securities
     Available-for sale, carried at fair value                          177,028           209,604           217,506
     Held-to-maturity, carried at amortized costs                         3,280             3,921             4,624
                                                                    -----------       -----------       -----------
                                                                        180,308           213,525           222,130

Loans held for sale                                                       9,731            15,336               610
Loans                                                                   698,484           568,537           521,916
Allowance for loan losses                                                (8,105)           (7,496)           (7,028)
                                                                    -----------       -----------       -----------
Loans, net                                                              700,110           576,377           515,498
Mortgage servicing rights                                                 1,861             2,090             2,211
Accrued interest receivable                                               4,834             4,533             5,115
Federal Home Loan Bank stock and other interest-bearing assets           17,414            18,302            21,716
Bank Owned Life Insurance                                                15,549            15,144              --
Office properties and equipment                                          22,670            19,958            20,228
Real estate and other assets held for sale                                   63               206               335
Goodwill                                                                 20,412             3,636             3,569
Deferred taxes                                                             --                --                --
Other assets                                                             12,806             1,816             2,198
Assets held for sale                                                       --                --               5,834
Assets of discontinued operations                                          --                --                --
                                                                    -----------       -----------       -----------
     Total Assets                                                   $ 1,048,614       $   884,245       $   880,379
                                                                    ===========       ===========       ===========


Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                       $    51,798       $    43,936       $    32,388
Interest-bearing deposits                                               699,907           555,637           569,608
                                                                    -----------       -----------       -----------
     Total deposits                                                     751,705           599,573           601,996

Advances from Federal Home Loan Bank                                    154,408           149,096           131,192
Notes payable and other interest-bearing liabilities                      8,785             4,308             2,414
Advance payments by borrowers for tax and insurance                         218               316             2,305
Deferred taxes                                                            1,961             2,299               606
Other liabilities                                                         9,952             8,543            13,791
Liabilities associated with assets held for sale                           --                --               5,887
Liabilities of discontinued operations                                     --                --                --
                                                                    -----------       -----------       -----------
     Total liabilities                                                  927,029           764,135           758,191
Stockholders' Equity
     Preferred stock                                                       --                --                --
     Common stock                                                            63                64                68
     Additional paid-in-capital                                          50,026            50,702            53,590
     Stock acquired by ESOP                                              (2,068)           (2,387)           (2,494)
     Deferred compensation                                                  (20)              (30)              (56)
     Accumulated other comprehensive income                               6,695             6,455             3,174
     Retained earnings                                                   66,889            65,306            67,906
                                                                    -----------       -----------       -----------
     Total stockholders' equity                                         121,585           120,110           122,188
                                                                    -----------       -----------       -----------
     Total liabilities and stockholders' equity                     $ 1,048,614       $   884,245       $   880,379
                                                                    ===========       ===========       ===========
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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.

                                                                    Three Months Ended          Six Months Ended
                                                                         June 30                      June 30
(in thousands, except per share amounts)                            2003         2002           2003         2002
-------------------------------------------------------------------------------------------------------------------
Interest Income:
     Loans                                                       $  9,974      $  9,081        19,312        18,041
     Investment securities                                          2,108         2,424         4,532         3,175
     Interest-bearing deposits                                         80           409           109           427
                                                                 --------      --------        ------        ------
Total interest income                                              12,162        11,914        23,953        21,643
Interest Expense:
     Deposits                                                       3,412         4,461         6,946         8,389
     FHLB advances and other                                        1,895         1,690         3,709         1,774
     Notes Payable                                                     13            38            22           227
                                                                 --------      --------        ------        ------
Total interest expense                                              5,320         6,189        10,677        10,390
                                                                 --------      --------        ------        ------
Net interest income                                                 6,842         5,725        13,276        11,253
Provision for loan losses                                             353           156           688           738
                                                                 --------      --------        ------        ------
Net interest income after provision for loan losses                 6,489         5,569        12,588        10,515
Non-interest Income:
     Service fees and other charges                                 1,133           955         2,149         1,753
     Dividends on stock and other interest income                     172           285           341           466
     Gain on sale of loans                                          2,515           549         4,316         1,075
     Gain (loss) on sale of securities                                288          --             919           (15)
     Insurance commissions                                            967           827         1,893         1,710
     Trust income                                                      38            24            70            54
     Income from Bank Owned Life Insurance                            204          --             405          --
     Other non-interest income                                         20            97            35           119
                                                                 --------      --------        ------        ------
Total Non-interest Income                                           5,337         2,737        10,128         5,162
Non-interest Expense:
Compensation and benefits                                           3,976         3,494         7,684         6,798
     Occupancy                                                        741           722         1,469         1,413
     SAIF deposit insurance premiums                                   31            33            55            65
     State franchise tax                                              285           351           566           645
     Data processing                                                  427           465           859           691
     Amortization of mortgage servicing rights                        756           137         1,279           265
     Net impairment of mortgage servicing rights                      366           168           606           264
     Amortization of goodwill and other intangibles                     8          --               8           200
     Other non-interest expense                                     1,111           943         2,189         1,964
                                                                 --------      --------        ------        ------
Total Non-interest Expense                                          7,701         6,313        14,715        12,305
                                                                 --------      --------        ------        ------
Income before income taxes                                          4,125         1,993         8,001         3,372
Income taxes                                                        1,246           607         2,403         1,099
                                                                 --------      --------        ------        ------
Income from continuing operations                                   2,879         1,386         5,598         2,273
Discontinued operations, net of tax                                  --           7,332          --           9,347
                                                                 --------      --------        ------        ------
Income before cumulative effect of a change in
                     accounting principle                           2,879         8,718         5,598        11,620
                                                                 --------      --------        ------        ------
Cumulative effect in method of accounting for goodwill               --            --            --            (194)
Net income                                                       $  2,879      $  8,718      $  5,598      $ 11,426
                                                                 ========      ========        ======        ======
Earnings per share:
Basic:
     From continuing operations                                  $   0.48      $   0.22      $   0.93      $   0.35
     Discontinued operations, net of tax                             --            1.14          --            1.46
     Cumulative effect in method of accounting for goodwill          --            --            --           (0.03)
     Net income                                                      0.48          1.36          0.93          1.78

Diluted:
     From continuing operations                                  $   0.46      $   0.21      $   0.89      $   0.34
     Discontinued operations, net of tax                             --            1.09          --            1.40
     Cumulative effect in method of accounting for goodwill          --            --            --           (0.03)
     Net income                                                      0.46          1.30          0.89          1.71

Average Shares Outstanding
Basic                                                               6,013         6,418         6,044         6,426
Diluted                                                             6,254         6,689         6,293         6,672
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Financial Summary and Comparison
First Defiance Financial Corp.

                                                                     Three months ended              Six months ended
June 30,                                                                   June 30,                       June 30,
(in thousands, except per share data)                         2003         2002    % change       2003       2002    % change
------------------------------------------------------------------------------------------------------------------------------
Summary of Operations

Tax-equivalent interest income (1)                        $    12,394   $   12,097      2.5       24,413     21,921      11.4
Interest expense                                                5,320        6,189    (14.0)      10,677     10,390       2.8
Tax-equivalent net interest income (1)                          7,247        5,908     22.7       14,077     11,997      17.3
Provision for loan losses                                         353          156    126.3          688        738      (6.8)
Tax-equivalent NII after provision for loan loss (1)            6,894        5,752     19.9       13,389     11,259      18.9
Securities gains (losses)                                         288            -       NM          919        (15)       NM
Non-interest income-excluding securities gains ( losses)        5,049        2,737     84.5        9,209      5,177      77.9
Non-interest expense                                            7,701        6,313     22.0       14,715     12,305      19.6
Income taxes                                                    1,246          607    105.3        2,403      1,099     118.7
Income from continuing operations                               2,880        1,386    107.8        5,598      2,273     146.3
Tax equivalent adjustment (1)                                     233          183     27.3          460        278      65.5
------------------------------------------------------------------------------------------------------------------------------
At Period End
Assets                                                    $ 1,048,614   $  880,379     19.1
Total assets excluding those of discontinued
 operations                                                 1,048,614      880,379     19.1
Earning assets                                                944,052      821,679     14.9
Loans                                                         708,215      522,526     35.5
Allowance for loan losses                                       8,105        7,028     15.3
Deposits                                                      751,705      601,996     24.9
Stockholders' equity                                          121,585      122,188     (0.5)
------------------------------------------------------------------------------------------------------------------------------
Average Balances
Assets                                                    $   939,077   $  885,136      6.1      911,807  1,017,612     (10.4)
Total assets excluding those of discontinued
 operations                                                   939,077      885,136      6.1      911,807    782,680      16.5
Earning assets                                                865,144      830,516      4.2      843,226    705,301      19.6
Deposits and interest-bearing liabilities                     808,433      741,922      9.0      780,934    647,842      20.5
Loans                                                         633,755      511,238     24.0      611,796    503,955      21.4
Deposits                                                      649,550      608,020      6.8      621,706    566,327       9.8
Stockholders' equity                                          120,888      119,166      1.4      120,566    115,626       4.3
Stockholders' equity / assets of continuing operations          12.87%       13.46%    (4.4)       13.22%     14.77%    (10.5)
------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Income from continuing operations
     Basic                                                $      0.48   $     0.22    118.2     $   0.93  $    0.35     165.7
     Diluted                                                     0.46         0.21    119.0         0.89       0.34     161.8
Dividends                                                        0.15         0.13     15.4         0.30       0.26      15.4
Market Value:
     High                                                 $     20.55   $    21.44     (4.2)    $  20.55$     21.44      (4.2)
     Low                                                        18.56        16.97      9.4        18.43      15.12      21.9
     Close                                                      19.84        20.05     (1.0)       19.84      20.05      (1.0)
Book Value                                                      19.36        17.94      7.9        19.36      17.94       7.9
Tangible Book Value                                             16.11        17.42     (7.5)       16.11      17.42      (7.5)
Shares outstanding, end of period (000)                         6,281        6,810     (7.8)       6,281      6,810      (7.8)
------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized-continuing operations only)
Tax-equivalent net interest margin (1)                           3.36%        2.99%    12.4         3.37%      3.43%     (1.7)
Return on average assets (2)                                     1.23         0.63     95.9         0.61       0.58       5.2
     Return on average equity                                    9.53         4.65    104.8         4.64       3.93      18.1
Efficiency ratio (3)                                            62.63        74.60    (16.0)       63.20      74.89     (15.6)
Effective tax rate                                              30.20        30.46     (0.8)       30.03      32.59      (7.8)
Dividend payout ratio (basic)                                   31.25        59.09    (47.1)       32.26      74.29     (56.6)
------------------------------------------------------------------------------------------------------------------------------


(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Income from continuing operations divided by assets, excluding those of discontinue operations.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
NM   Percentage change not meaningful


-------------------------------------------------------------------------------------------------------------------------------
Continuing Operations Yield Analysis
First Defiance Financial Corp.
                                                                      Three Months Ended  June 30
                                              ---------------------------------------------------------------------------------
                                                            2003                                         2002
                                              ------------------------------------       --------------------------------------
                                              Average                        Yield       Average                        Yield
                                              Balance     Interest(1)       Rate(2)      Balance       Interest(1)      Rate(2)
                                              -------     -----------       -------      -------       -----------      -------
Interest-earning assets:
  Loans receivable                            $633,755       $10,030         6.35%       $511,238      $  9,140         7.17%
  Securities                                   189,448         2,284         4.84         188,361         2,548         5.43
  Interest Bearing Deposits                     24,697            80         1.30          96,337           409         1.70
  FHLB stock and other                          17,244           172         4.02          34,580           285         3.31
                                              --------       -------         ----        --------      --------         ----
  Total interest-earning assets                865,144        12,566         5.83         830,516        12,382         5.98
Non-interest-earning assets (including
      assets of discontinued operations)        73,933        54,620
                                              --------       -------
  Total assets                                $939,077      $885,136
                                              ========      ========
Deposits and Interest-
   bearing liabilities:
  Interest bearing deposits                   $603,045      $  3,412         2.27%       $574,461      $  4,461         3.11%
  FHLB advances and other                      154,658         1,895         4.91         131,472         1,690         5.16
  Warehouse and term notes payable               4,225            13         1.23           2,430            38         6.27
                                              --------       -------                     --------      --------
  Total interest-bearing liabilities           761,928         5,320         2.80         708,363         6,189         3.50
Non-interest bearing deposits                   46,505           --           --           33,559           --           --
                                              --------       -------         ----        --------      --------         ----
Total including non-interest-
    bearing demand deposits                    808,433         5,320         2.64         741,922         6,189         3.35
Other non-interest-bearing liabilities           9,756                                     24,048
                                              --------                                    -------
    (including liabilities of
     discontinued operations )
Total liabilities                              818,189                                    765,970
Stockholders' equity                           120,888                                    119,166
                                              --------                                   --------
Total liabilities and stock-
      holders' equity                         $939,077                                   $885,136
                                              ========                                   ========
Net interest income; interest
   rate spread                                                $7,246         3.03%                      $6,193          2.48%
                                                              ======         ====                       ======          ====
Net interest margin (3)                                                      3.36%                                      2.99%
                                                                             ====                                       ====
Average interest-earning assets  to average
   Interest-bearing liabilities                                               114%                                       117%
                                                                              ===                                        ===


(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)  Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.


------------------------------------------------------------------------------------------------------------------------------------
Continuing Operations Yield Analysis (Continued)
First Defiance Financial Corp.

                                                                             Six Months Ended  June 30
                                                 -----------------------------------------------------------------------------------
                                                                 2003                                             2002
                                                 ------------------------------------------      -----------------------------------
                                                 Average                            Yield        Average                     Yield
                                                 Balance           Interest(1)      Rate(2)      Balance      Interest(1)    Rate(2)
                                                 -------           -----------      -------      -------      -----------    -------
Interest-earning assets:
  Loans receivable                               $  611,796         $ 19,428          6.40%      $  503,955   $18,143          7.26%
  Securities                                        198,046            4,875          4.96          120,930     3,350          5.59
  Interest Bearing Deposits                          15,782              109          1.39           54,972       427          1.57
  FHLB stock and other                               17,602              341          3.92           25,444       466          3.70
                                                 ----------         --------          ----       ----------   -------
  Total interest-earning assets                     843,226           24,753          5.92          705,301    22,386          6.40
Non-interest-earning assets (including
      assets of discontinued operations)             68,581                                         312,311
                                                 ----------                                      ----------
  Total assets                                   $  911,807                                      $1,017,612
                                                 ==========                                      ==========
Deposits and Interest-
   bearing liabilities (4):
  Interest bearing deposits                      $  579,285       $    6,946          2.42%      $  535,478   $ 8,389          3.16%
  FHLB advances and other                           155,610            3,709          4.81           69,585     1,774          5.14
  Warehouse and term notes payable                    3,618               22          1.23           11,930       227          3.84
                                                 ----------         --------          ----       ----------   -------
  Total interest-bearing liabilities                738,513           10,677          2.92          616,993    10,390          3.40
Non-interest bearing deposits                        42,421               --            --           30,849        --            --
                                                 ----------         --------          ----       ----------   -------          ----
Total including non-interest-
    bearing demand deposits                         780,934           10,677          2.76          647,842    10,390          3.23
Other non-interest-bearing liabilities               10,307                                         254,144
                                                 ----------                                      ----------
    (including liabilities of
     discontinued operations )
Total liabilities                                   791,241                                         901,994
Stockholders' equity                                120,566                                         115,626
                                                 ----------                                      ----------
Total liabilities and stock-
      holders' equity                            $  911,807                                      $1,017,612
                                                 ==========                                      ==========
Net interest income; interest
   rate spread                                                    $   14,076          3.00%                   $11,996          3.00%
                                                                  ==========          ====                    =======          ====
Net interest margin (3)                                                               3.37%                                    3.43%
                                                                                      ====                                     ====
Average interest-earning assets  to average
   Interest-bearing liabilities                                                        114%                                     114%
                                                                                       ===                                      ===

--------------------------------------------------------

(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)  Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.
(4)  This analysis does not reflect borrowings to fund discontinued operations.



------------------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                      2nd Qtr 2003    1st Qtr 2003   4th Qtr 2002   3rd Qtr 2002  2nd  Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                          $    12,394     $    12,018    $    12,518    $    12,405   $    12,097
Interest expense                                                  5,320           5,357          5,701          5,952         6,189
Tax-equivalent net interest income (1)                            7,074           6,661          6,817          6,453         5,908
Provision for loan losses                                           353             335            328            386           156
Tax-equivalent NII after provision for loan losses (1)            6,721           6,326          6,489          6,067         5,752
Investment securities gains/(losses)                                288             631           --               36          --
Non-interest income (excluding securities gains/losses)           5,049           4,160          4,518          3,235         2,737
Non-interest expense                                              7,701           7,015          6,702          7,184         6,313
Income taxes                                                      1,246           1,157          1,319            568           607
Income from continuing operations                                 2,880           2,718          2,765          1,382         1,386
Discontinued operations, net of tax                                 --              --            (494)           --          7,332
Income before effect of a change in accounting principle            --              --           2,271            --          8,718
Cumulative effect in method of accounting for goodwill              --              --             --             --            --
Net income                                                        2,880           2,718          2,271          1,382         8,718
Tax equivalent adjustment (1)                                       233             227            221            204           183
------------------------------------------------------------------------------------------------------------------------------------
At Period End

Total assets                                                $ 1,048,614   $     896,576    $   884,245    $   863,749   $   880,379
Total assets excluding those of discontinued operations       1,048,614         896,576        884,245        863,749       880,379
Earning assets                                                  944,052         821,678        819,599        809,061       821,679
Loans                                                           708,215         594,431        583,873        553,465       522,526
Allowance for loan losses                                         8,105           7,924          7,496          7,256         7,028
Deposits                                                        751,705         607,966        599,573        590,792       601,996
Stockholders' equity                                            121,585         120,147        120,110        124,888       112,118
Stockholders' equity / assets of continuing operations            11.59%          13.40%         13.58%         14.46%        12.74%
Goodwill                                                         20,412           3,658          3,636          3,602         3,569
------------------------------------------------------------------------------------------------------------------------------------
Average Balances (2)
Total assets                                                $   939,077   $     884,538    $   877,940    $   872,808   $   885,136
Total assets excluding those of discontinued operations         939,077         884,538        877,940        872,808       885,136
Earning assets                                                  865,144         821,307        818,903        815,924       830,516
Deposits and interest-bearing liabilities                       808,433         715,095        743,588        696,039       741,922
Loans                                                           633,755         589,837        560,363        535,149       511,238
Deposits                                                        649,550         593,863        596,053        593,780       608,020
Stockholders' equity                                            120,888         120,253        121,519        123,491       119,166
Stockholders' equity / assets of continuing operations            12.87%          13.60%         13.84%         14.15%        13.46%
------------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic:
    From continuing operations$                                    0.48   $        0.45    $      0.45    $      0.22   $      0.22
    Discontinued operations, net of tax                             --              --           (0.08)           --           1.14
    Cumulative effect in method of accounting for goodwill          --              --             --             --            --
    Net income                                                     0.48            0.45           0.37           0.22          1.36

Diluted:
    From continuing operations$                             $      0.46   $        0.43    $      0.43    $      0.21   $      0.21
    Discontinued operations, net of tax                             --              --           (0.08)           --           1.09
    Cumulative effect in method of accounting for goodwill          --              --             --             --            --
    Net income                                                     0.46            0.43           0.35           0.21          1.30
Dividends                                                          0.15            0.15           0.15           0.13          0.13

Market Value:
       High                                                 $     20.55   $       20.67    $     19.70    $     21.13   $     21.44
       Low                                                        18.56           18.21          15.78          16.96         16.97
       Close                                                      19.84           18.55          18.90          17.17         20.05
Book Value                                                        19.36           18.93          18.73          18.54         17.94
Shares outstanding, end of period (000)                           6,281           6,347          6,412          6,737         6,810
------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized- continuing operations only)
Tax-equivalent net interest margin                                 3.36%           3.37%          3.40%          3.25%         3.06%
Return on average assets (3)                                       1.23            1.23           1.26           0.63          0.63
Return on average equity                                           9.53            9.04           9.10           4.48          4.65
Efficiency ratio(4)                                               62.63           64.84          59.12          73.88         73.02
Effective tax rate                                                30.20           29.86          32.30          29.13         30.46
Dividend payout ratio (basic)                                     31.25           33.33          33.33          59.09         59.09
------------------------------------------------------------------------------------------------------------------------------------
(1)  Interest  income on tax-exempt  securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3)  Income from continuing  operations  divided by assets,  excluding assets of discontinued operations
(4)  Efficiency  ratio = Non-interest  expense divided by sum of  tax-equivalent net interest income plus non-interest  income,  excluding securities gains, net and asset sales gains, net.




------------------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                      2nd Qtr 2003    1st Qtr 2003   4th Qtr 2002   3rd Qtr 2002   2nd Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate                   $167,412        $149,717       $157,691       $165,113        $165,072
Construction                                                   15,559          13,342         15,357         11,646           8,977
Commercial real estate                                        307,871         252,939        227,754        202,069         191,471
Commercial                                                    124,332         106,650        104,070         96,537          80,844
Consumer finance                                               42,189          35,938         37,579         38,725          39,279
Home equity and improvement                                    59,450          53,860         49,889         46,577          43,990
                                                             --------        --------       --------       --------        --------
Total loans                                                   716,813         612,446        592,340        560,648         529,633
Less:
   Loans in process                                             7,431           5,407          7,255          6,049           6,028
   Deferred loan origination fees                               1,167           1,217          1,212          1,134           1,079
   Allowance for loan loss                                      8,105           7,924          7,496          7,256           7,028
                                                             --------        --------       --------       --------        --------
Net Loans                                                    $700,110        $597,898       $576,377       $546,209        $515,498
                                                             ========        ========       ========       ========        ========

------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss activity
Beginning allowance                                          $  7,924        $  7,496       $  7,256       $  7,028        $  6,933
Provision for loan losses                                         353             335            328            386             156
   Credit loss charge-offs:
       One to four family residential real estate                  18              -              28             18              15
       Commercial real estate                                     162              -              -             110              20
       Commercial                                                  38              25             16             20              -
       Consumer finance                                            38              50             86             64              93
       Home equity and improvement                                 -               -              -              -               -
                                                             --------        --------       --------       --------        --------
Total charge-offs                                                 257             75             130            212             128
Total recoveries                                                   85            168              42             54              67
                                                             --------        --------       --------       --------        --------
Net charge-offs/(recoveries)                                      172             (93)            88            158              61
                                                             --------        --------       --------       --------        --------
Ending allowance                                             $  8,105        $  7,924       $  7,496       $  7,256        $  7,028
                                                             ========        ========       ========       ========        ========

------------------------------------------------------------------------------------------------------------------------------------
Credit Quality
Non-accrual loans                                            $  3,273        $  2,756       $  2,525       $  3,287        $  3,052
Loans over 90 days past due and still accruing                     -               -              -              -               -
                                                             --------        --------       --------       --------        --------
    Total non-performing loans (1)                              3,273           2,756          2,525          3,287           3,052
Real estate owned (REO)                                            63              59            206            371             335
                                                             --------        --------       --------       --------        --------
    Total non-performing assets (1)                             3,336           2,815          2,731          3,658           3,387
                                                             ========        ========       ========       ========        ========
Net charge-offs                                                   172             (93)            88            158              61

Allowance for loan losses / loans                                1.16%           1.34%          1.32%          1.33%           1.35%
Allowance for loan losses / non-performing assets              242.96          281.49         274.48         198.36          207.50
Allowance for loan losses / non-performing loans               247.63          287.52         296.87         220.75          230.28
Non-performing assets / loans plus REO                           0.48            0.48           0.48           0.67            0.65
Non-performing assets / total assets of continuing operations    0.32            0.31           0.31           0.42            0.38
Net charge-offs / average loans ( annualized)                    0.11           (0.06)          0.06           0.12            0.05

------------------------------------------------------------------------------------------------------------------------------------
Deposit Balances
Non-interest-bearing demand deposits                         $ 51,798        $ 47,673       $ 43,936       $ 34,542        $ 32,388
Interest-bearing demand deposits and money market             212,123         172,740        170,354        165,405         165,606
Savings deposits                                               51,693          41,375         39,363         39,569          39,766
Time deposits less than $100,000                              341,880         264,938        282,464        276,296         291,438
Time deposits greater than $100,000                            94,211          81,240         63,456         74,980          72,798
                                                             --------        --------       --------       --------        --------
Total deposits                                               $751,705        $607,966       $599,573       $590,792        $601,996
                                                             ========        ========       ========       ========        ========
------------------------------------------------------------------------------------------------------------------------------------

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.